NEWS RELEASE
T. ROWE PRICE GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
BALTIMORE (February 4, 2026) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its results for the fourth quarter and full year of 2025.
▪Assets under management (AUM) of $1.8 trillion at December 31, 2025
▪Net client outflows of $25.5 billion for Q4 2025 and $56.9 billion for 2025
▪Diluted earnings per common share (EPS) of $1.99 for Q4 2025 and $9.24 for 2025
▪Adjusted diluted EPS of $2.44 for Q4 2025 and $9.72 for 2025
▪Returned $426 million in Q4 2025 and $1.8 billion in 2025 to stockholders from the recurring quarterly dividend and stock repurchases

Rob Sharps, chair, CEO, and president, commented, “In 2025, we made solid progress across our strategic initiatives. We entered new partnerships to extend our reach and grew our ETFs and alternatives business to position the firm for long‑term success.”

Financial Highlights

	Three months ended					Year ended
(in millions, except per-share data)	12/31/2025	12/31/2024	Change(1)	9/30/2025	Change(1)	12/31/2025	12/31/2024	Change(1)

U.S. GAAP basis
Investment advisory fees	$1,737.6	$1,667.2	4.2%	$1,698.7	2.3%	$6,602.3	$6,399.7	3.2%
Capital allocation-based income(2)	$40.8	$(5.2)	n/m	$42.0	n/m	$81.2	$46.6	74.2%
Net revenues	$1,934.1	$1,824.5	6.0%	$1,893.5	2.1%	$7,314.8	$7,093.6	3.1%
Operating expenses	$1,463.1	$1,256.1	16.5%	$1,250.3	17.0%	$5,126.0	$4,760.3	7.7%
Net operating income	$471.0	$568.4	(17.1)%	$643.2	(26.8)%	$2,188.8	$2,333.3	(6.2)%
Non-operating income (loss)	$142.1	$4.6	n/m	$238.4	n/m	$686.7	$486.3	41.2%
Net income - T. Rowe Price Group, Inc.	$445.3	$439.9	1.2%	$646.1	(31.1)%	$2,087.1	$2,100.1	(0.6)%
Diluted earnings per common share	$1.99	$1.92	3.6%	$2.87	(30.7)%	$9.24	$9.15	1.0%

Adjusted basis(3)
Operating expenses	$1,249.8	$1,222.6	2.2%	$1,134.4	10.2%	$4,666.5	$4,498.8	3.7%
Operating expenses, excluding accrued carried interest related compensation	$1,231.1	$1,218.7	1.0%	$1,111.8	10.7%	$4,608.0	$4,456.3	3.4%
Net operating income	$691.7	$620.2	11.5%	$774.1	(10.6)%	$2,720.8	$2,685.9	1.3%
Non-operating income (loss)	$44.7	$34.3	30.3%	$50.2	(11.0)%	$177.5	$148.7	19.4%
Net income - T. Rowe Price Group, Inc.	$547.1	$484.8	12.9%	$631.7	(13.4)%	$2,194.9	$2,139.5	2.6%
Diluted earnings per common share	$2.44	$2.12	15.1%	$2.81	(13.2)%	$9.72	$9.33	4.2%

Assets under management (in billions)(4)
Average assets under management	$1,774.8	$1,638.6	8.3%	$1,723.0	3.0%	$1,677.3	$1,561.9	7.4%
Ending assets under management	$1,775.6	$1,606.6	10.5%	$1,767.2	0.5%	$1,775.6	$1,606.6	10.5%

Investment advisory annualized effective fee rate (EFR) (in bps)
EFR without performance-based fees	38.8	40.5	(1.7)	39.1	(0.3)	39.4	41.0	(1.6)
EFR with performance-based fees	39.2	40.9	(1.7)	39.3	(0.1)	39.6	41.4	(1.8)
(1) n/m - the percentage change is not meaningful. (2) Capital allocation-based income represents the change in accrued carried interest. (3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release. (4) Beginning July 1, 2025, managed account - model delivery assets are included in assets under management.

Assets Under Management(1)
During Q4 2025, assets under management (AUM) increased $8.4 billion to $1.8 trillion. The components of the change in AUM, by asset class, are shown in the table below.

	Three months ended 12/31/2025
(in billions)	Equity	Fixed income, including money market	Multi-asset(2)	Alternatives(3)	Total
Assets under management at beginning of period	$885.4	$208.1	$617.7	$56.0	$1,767.2

Net cash flows prior to manager-driven distributions	(23.2)	1.5	(5.9)	3.1	(24.5)
Manager-driven distributions	—	—	—	(1.0)	(1.0)
Net cash flows	(23.2)	1.5	(5.9)	2.1	(25.5)
Net market appreciation (depreciation) and income(4)	16.3	2.0	15.2	0.4	33.9
Change during the period	(6.9)	3.5	9.3	2.5	8.4
Assets under management at December 31, 2025	$878.5	$211.6	$627.0	$58.5	$1,775.6
(1) Includes assets in which T. Rowe Price and its affiliates have full discretionary authority along with managed account - model delivery assets.
(2)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(3) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments were $21.6 billion at December 31, 2025 and $22.0 billion as of September 30, 2025, and are not reflected in fee basis AUM above.
(4) Includes net distributions not reinvested of $5.5 billion.

Investors domiciled outside the United States accounted for 8.8% of the firm's AUM at December 31, 2025, 8.7% at September 30, 2025 and 8.8% at December 31, 2024.

The firm provides participant accounting and plan administration for retirement plans that primarily invest in the firm's U.S. mutual funds, collective investment trusts, and funds managed outside of the firm's complex. As of December 31, 2025, the firm's assets under administration were $314 billion, of which $178 billion were assets the firm manages.

The firm's multi-asset investment division provides advisory solutions including investment insights, strategic asset allocation design, tactical asset allocation recommendations, and portfolio rebalancing services. The assets in these portfolios, predominantly in the United States, were $27.8 billion at December 31, 2025, compared with $25.2 billion at September 30, 2025.

Financial Results Highlights
Net Revenues

	Three months ended
(in millions)	12/31/2025	12/31/2024	Change	9/30/2025	Change
Investment advisory fees
Equity	$1,029.1	$1,006.2	2.3%	$1,011.8	1.7%
Fixed income, including money market	113.8	106.2	7.2%	110.1	3.4%
Multi-asset	507.9	473.8	7.2%	492.1	3.2%
Alternatives	86.8	81.0	7.2%	84.7	2.5%
Total investment advisory fees	1,737.6	1,667.2	4.2%	1,698.7	2.3%
Performance-based advisory fees	14.2	19.3	(26.4)%	6.4	121.9%
Capital allocation-based income(1)	40.8	(5.2)	n/m	42.0	n/m
Administrative, distribution, services, and other fees	141.5	143.2	(1.2)%	146.4	(3.3)%
Net revenues	$1,934.1	$1,824.5	6.0%	$1,893.5	2.1%

Average AUM (in billions):
Equity	$886.1	$842.7	5.2%	$865.8	2.3%
Fixed income, including money market	210.5	186.9	12.6%	203.8	3.3%
Multi-asset	621.9	556.3	11.8%	597.7	4.0%
Alternatives	56.3	52.7	6.8%	55.7	1.1%
Average AUM	$1,774.8	$1,638.6	8.3%	$1,723.0	3.0%

Investment advisory annualized effective fee rate (bps)	38.8	40.5	(1.7)	39.1	(0.3)

Investment advisory annualized effective fee rate, including performance-based fees (bps)	39.2	40.9	(1.7)	39.3	(0.1)

(1) The Capital allocation-based income represents the change in accrued carried interest. The percentage change is not meaningful (n/m).

Net revenues in Q4 2025 were $1.9 billion, an increase of 6.0% from Q4 2024 and 2.1% from Q3 2025. Performance-based fees earned in each period were primarily related to alternatives strategies.

▪The investment advisory annualized effective fee rate, excluding performance-based fees, of 38.8 basis points in Q4 2025 decreased from 40.5 basis points earned in Q4 2024 and 39.1 basis points earned in Q3 2025. In comparison to prior periods, client flows and transfers drove a mix shift in assets under management toward lower fee products and asset classes, partially offset by market appreciation.

▪Capital allocation-based income impacted net revenues as follows:

	Three months ended
(in millions)	12/31/2025	12/31/2024	Change	9/30/2025	Change
Change in accrued carried interest	$47.6	$12.5	$35.1	$56.2	$(8.6)
Acquisition-related amortization and impairments	(6.8)	(17.7)	10.9	(14.2)	7.4
Capital allocation-based income	$40.8	$(5.2)	$46.0	$42.0	$(1.2)

The changes in accrued carried interest from Q4 2024 and Q3 2025 were driven by relative market performance. The decrease in acquisition-related amortization and impairments from Q4 2024 and Q3 2025 was primarily due to impairments recognized in prior periods that did not recur in the current period. A portion of capital allocation-based income is passed through as compensation, with unpaid amounts reported as non-controlling interest on the consolidated balance sheet. For detail on the quarterly changes in accrued carried interest, which is reported as part of investments on the consolidated balance sheet, and related non-controlling interest, refer to the tables at the end of this release.

Operating Expenses

	Three months ended
(in millions)	12/31/2025	12/31/2024	Change(1)	9/30/2025	Change(1)
Compensation, benefits, and related costs	$705.1	$705.4	—%	$632.5	11.5%
Acquisition-related retention agreements	14.2	14.2	—%	14.2	—%
Capital allocation-based income compensation(2)	15.9	(3.4)	n/m	16.8	(5.4)%
Market-related change in deferred compensation liabilities	26.4	(6.7)	n/m	50.8	(48.0)%
Total compensation and related costs	761.6	709.5	7.3%	714.3	6.6%
Distribution and servicing	101.6	92.9	9.4%	95.8	6.1%
Advertising and promotion	30.1	50.2	(40.0)%	21.3	41.3%
Product and recordkeeping related costs	75.6	74.5	1.5%	78.7	(3.9)%
Technology, occupancy, and facility costs	193.4	169.3	14.2%	183.2	5.6%
General, administrative, and other	127.4	128.3	(0.7)%	101.7	25.3%
Acquisition-related amortization and impairment costs	24.6	31.4	(21.7)%	26.8	(8.2)%
Restructuring charge	148.8	—	n/m	28.5	n/m
Total operating expenses	$1,463.1	$1,256.1	16.5%	$1,250.3	17.0%

Total adjusted operating expenses(3)	$1,249.8	$1,222.6	2.2%	$1,134.4	10.2%

(1) n/m - the percentage change is not meaningful.
(2) Capital allocation-based income compensation represents the change in accrued carried interest compensation along with acquisition-related, non-cash amortization and impairments.
(3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Operating expenses were $1,463.1 million, an increase of 16.5% from Q4 2024 and 17.0% from Q3 2025. Adjusted operating expenses in Q4 2025 were $1,249.8 million, an increase of 2.2% from Q4 2024 and 10.2% from Q3 2025.

▪Compensation, benefits, and related costs in Q4 2025 of $705.1 million decreased $0.3 million from Q4 2024 and increased $72.6 million from Q3 2025. The decline from Q4 2024 was primarily due to lower salaries and related benefits, nearly offset by higher costs associated with the firm's annual long-term incentive grant. Compared to Q3 2025, the cost increase was primarily driven by the annual incentive grant in December, higher employee benefit costs, and a higher bonus accrual, partially offset by lower salaries. Each year, the level of the Q4 bonus accrual is driven by the total bonus pool awarded in December compared to the cumulative bonus expense accrued over the first three quarters of the year. The firm employed 7,773 associates as of December 31, 2025, a decrease of 4.7% from 8,158 associates as of December 31, 2024, and 0.7% from 7,830 associates as of September 30, 2025.

▪Distribution and servicing costs in Q4 2025 of $101.6 million increased $8.7 million from Q4 2024 and $5.8 million from Q3 2025. The increases from prior periods were primarily driven by higher average assets under management distributed through third-party intermediaries.

▪Advertising and promotion expenses in Q4 2025 of $30.1 million decreased $20.1 million from Q4 2024 and increased $8.8 million from Q3 2025. The decrease from Q4 2024 was primarily due to reduced media spend and agency costs. Additionally, the seasonal nature of the spending contributed to the increase compared to Q3 2025.

▪Technology, occupancy, and facility costs in Q4 2025 of $193.4 million increased $24.1 million from Q4 2024 and $10.2 million from Q3 2025. The increases from prior periods were due to higher technology costs, including depreciation and hosted solutions, and occupancy costs related to the firm's corporate headquarters.

▪General, administrative, and other costs in Q4 2025 of $127.4 million decreased $0.9 million from Q4 2024 and increased $25.7 million from Q3 2025. The increase from Q3 2025 was primarily due to higher professional fees, charitable contributions, travel and entertainment, and other administrative costs. The increase was further impacted by a cost recovery recorded in Q3 2025, which did not recur in Q4 2025.

▪Restructuring charge in Q4 2025 of $148.8 million relates to actions taken under the previously announced broad and ongoing expense management program, which will allow the firm to reduce expense growth and realign resources to support investment in existing and future capabilities. The charge includes accelerated depreciation and impairment charges related to certain owned real estate of $127.3 million as well as compensation‑related costs, primarily severance.

Non-operating income (loss)

(in millions)	Three months ended
	12/31/2025	12/31/2024	9/30/2025
Net gains (losses) from non-consolidated T. Rowe Price investment products
Cash and discretionary investments
Dividend income	$41.2	$39.8	$38.1
Market-related gains (losses) and equity in earnings (losses)	3.5	(1.4)	12.1
Total net gains (losses) from cash and discretionary investments	44.7	38.4	50.2
Seed capital investments
Dividend income	2.3	1.6	0.5
Market-related gains (losses) and equity in earnings (losses)	5.6	1.9	17.1
Net gains (losses) recognized upon deconsolidation	—	0.2	—
Investments used to hedge deferred compensation liabilities	29.6	(9.2)	53.0
Total net gains (losses) from non-consolidated T. Rowe Price investment products	82.2	32.9	120.8
Other investment income (loss)	23.7	11.8	40.4
Net gains (losses) on investments	105.9	44.7	161.2
Net gains (losses) on consolidated investment products	36.8	(36.4)	72.6
Other gains (losses), including foreign currency gains (losses)	(0.6)	(3.7)	4.6
Non-operating income (loss)	$142.1	$4.6	$238.4

Adjusted non-operating income (loss)(1)	$44.7	$34.3	$50.2

(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

On an adjusted basis, non-operating income (loss) consists of investment gains/losses generated from the firm's cash and discretionary investment portfolio.

Income taxes

The following reconciles the statutory federal income tax rate to the firm's effective tax rate for the years ended December 31, 2025 and 2024:

	Year ended
	12/31/2025	12/31/2024
Statutory U.S. federal income tax rate	21.0%	21.0%
State income taxes, net of federal income tax benefits	2.1	2.9
Net (income) losses attributable to redeemable non-controlling interests(1)	(0.9)	(0.3)
Net excess tax losses (benefits) from stock-based compensation plans activity	—	(0.1)
Valuation allowances	0.4	0.2
Other items	0.6	0.6
Effective income tax rate	23.2%	24.3%

Adjusted effective income tax rate	24.3%	24.5%

(1) Net income attributable to redeemable non-controlling interest represents the portion of earnings held in the firm's consolidated investment products, which are not taxable to the firm despite being included in pre-tax income.

The 2025 U.S. GAAP and adjusted effective tax rates decreased compared to 2024, primarily due to lower state taxes resulting from prior period settlements. Additionally, the impact of redeemable non-controlling interest contributed to the lower U.S. GAAP effective tax rate compared to the 2024 period.

The firm estimates that its effective tax rate for the full year 2026 will be in the range of 23.0% to 27.0% on a U.S. GAAP basis, and 24.0% to 27.0% on an adjusted basis.

Other Matters

The financial results presented in this release are unaudited. KPMG LLP is currently completing its audits of the firm's 2025 consolidated financial statements and internal controls over financial reporting at December 31, 2025. The firm expects that KPMG will complete its work in the middle of February and will then file its Form 10-K Annual Report for 2025 with the U.S. Securities and Exchange Commission. The Form 10-K will include additional information, including the firm's audited consolidated financial statements, management's report on internal controls over financial reporting at December 31, 2025, and the KPMG reports.

Certain statements in this earnings release may represent “forward-looking information,” including information relating to anticipated changes in revenues, our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, amount or composition of assets under management, flows into our investment funds, regulatory developments, changes in our effective fee rate, demand for and pricing of our products, new products and services, effective tax rates, net income and earnings per common share, future transactions, our strategic initiatives, general economic conditions, dividends, stock repurchases, and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the firm's 2024 Annual Report on Form 10-K.

T. Rowe Price (NASDAQ-GS: TROW) is a leading global asset management firm, entrusted with managing $1.78 trillion in client assets as of December 31, 2025, about two-thirds of which are retirement-related. Renowned for over 85 years of investment excellence, retirement leadership, and independent proprietary research, the firm leverages its longstanding expertise to ask better questions that can drive better investment decisions. Built on a culture of integrity and prioritizing client interests, T. Rowe Price empowers millions of investors worldwide to thrive amidst evolving markets. Visit troweprice.com/newsroom for news and public policy commentary.

Webcast Information
Chair, Chief Executive Officer, and President Rob Sharps, and Chief Financial Officer Jen Dardis will provide an update on business performance, review financial results, and answer questions on a webcast on Wednesday, February 4, 2026 from 8:00 - 8:45 AM (Eastern Time). Eric Veiel, head of Global Investments, will join for the Q&A portion.

To access the webcast or to obtain dial in instructions to ask a question, please visit: investors.troweprice.com. Supplemental materials will be available on the company's investor relations website. A replay of the webcast will be available on the firm's investor relations website shortly after the event.

T. ROWE PRICE CONTACTS:

Public Relations
Lauren Dear
410-577-5009
lauren.dear@troweprice.com

Investor Relations
Linsley Carruth
410-345-3717
linsley.carruth@troweprice.com

Unaudited Consolidated Statements of Income	Three months ended			Year ended
(in millions, except per-share amounts)	12/31/2025	12/31/2024	9/30/2025	12/31/2025	12/31/2024
Revenues
Investment advisory fees	$1,737.6	$1,667.2	$1,698.7	$6,602.3	$6,399.7
Performance-based advisory fees	14.2	19.3	6.4	37.4	59.3
Capital allocation-based income	40.8	(5.2)	42.0	81.2	46.6
Administrative, distribution, services, and other fees	141.5	143.2	146.4	593.9	588.0
Net revenues	1,934.1	1,824.5	1,893.5	7,314.8	7,093.6

Operating expenses
Compensation, benefits, and related costs	705.1	705.4	632.5	2,644.3	2,603.4
Acquisition-related retention agreements	14.2	14.2	14.2	56.7	44.8
Capital allocation-based income compensation	15.9	(3.4)	16.8	30.8	5.4
Market-related change in deferred compensation liabilities	26.4	(6.7)	50.8	136.3	104.3
Total compensation and related costs	761.6	709.5	714.3	2,868.1	2,757.9
Distribution and servicing costs	101.6	92.9	95.8	383.5	354.1
Advertising and promotion costs	30.1	50.2	21.3	107.4	129.6
Product and recordkeeping related costs	75.6	74.5	78.7	312.9	297.5
Technology, occupancy, and facility costs	193.4	169.3	183.2	723.6	644.1
General, administrative, and other costs	127.4	128.3	101.7	441.9	433.8
Change in fair value of contingent consideration	—	—	—	—	(13.4)
Acquisition-related amortization and impairment costs	24.6	31.4	26.8	111.3	156.7
Restructuring charge	148.8	—	28.5	177.3	—
Total operating expenses	1,463.1	1,256.1	1,250.3	5,126.0	4,760.3

Net operating income	471.0	568.4	643.2	2,188.8	2,333.3

Non-operating income
Net gains on investments	105.9	44.7	161.2	464.9	363.2
Net gains (losses) on consolidated investment products	36.8	(36.4)	72.6	219.9	130.3
Other gains (losses), including foreign currency gains (losses)	(0.6)	(3.7)	4.6	1.9	(7.2)
Total non-operating income	142.1	4.6	238.4	686.7	486.3

Income before income taxes	613.1	573.0	881.6	2,875.5	2,819.6
Provision for income taxes	152.5	156.3	195.1	667.2	683.8
Net income	460.6	416.7	686.5	2,208.3	2,135.8
Less: net income (loss) attributable to redeemable non-controlling interests	15.3	(23.2)	40.4	121.2	35.7
Net income attributable to T. Rowe Price Group, Inc.	445.3	439.9	646.1	2,087.1	2,100.1
Less: net income allocated to outstanding restricted stock and stock unit holders	11.1	11.6	14.7	50.6	55.8
Net income allocated to T. Rowe Price common stockholders	434.2	428.3	631.4	2,036.5	2,044.3

Earnings per share on common stock of T. Rowe Price Group, Inc.
Basic	$1.99	$1.93	$2.88	$9.26	$9.18
Diluted	$1.99	$1.92	$2.87	$9.24	$9.15

Weighted-average common shares
Outstanding	218.2	222.4	219.4	220.0	222.8
Outstanding assuming dilution	218.4	222.8	219.7	220.3	223.3

Summary of Adjusted Basis(1)	Three months ended			Year ended
(in millions, except per-share data)	12/31/2025	12/31/2024	9/30/2025	12/31/2025	12/31/2024

Operating expenses	$1,249.8	$1,222.6	$1,134.4	$4,666.5	$4,498.8
Operating expenses, excluding accrued carried interest related compensation	$1,231.1	$1,218.7	$1,111.8	$4,608.0	$4,456.3
Net operating income	$691.7	$620.2	$774.1	$2,720.8	$2,685.9
Non-operating income (loss)	$44.7	$34.3	$50.2	$177.5	$148.7
Net income attributable to T. Rowe Price	$547.1	$484.8	$631.7	$2,194.9	$2,139.5
Diluted earnings per common share	$2.44	$2.12	$2.81	$9.72	$9.33
(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Assets Under Management(1)	Year ended 12/31/2025
(in billions)	Equity	Fixed income, including money market	Multi-asset(2)	Alternatives(3)	Total
Assets under management at beginning of period	$829.7	$188.1	$536.0	$52.8	$1,606.6

Managed account - model delivery asset(4)	9.2	—	—	—	9.2

Net cash flows prior to manager-driven distributions	(74.9)	12.5	1.8	6.9	(53.7)
Manager-driven distributions	—	—	—	(3.2)	(3.2)
Net cash flows	(74.9)	12.5	1.8	3.7	(56.9)
Net market appreciation and gains(5)	114.5	11.0	89.2	2.0	216.7
Change during the period (net cash flows and market)	39.6	23.5	91.0	5.7	159.8
Assets under management at December 31, 2025	$878.5	$211.6	$627.0	$58.5	$1,775.6
(1) Includes assets in which T. Rowe Price and its affiliates have full discretionary authority along with managed account - model delivery assets.
(2)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(3) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments were $21.6 billion as of December 31, 2025 and $16.2 billion as of December 31, 2024 and are not reflected in fee basis AUM above.
(4) Amount represents the net assets as of July 1, 2025, and all activity for the second half of 2025 is presented in the lines that follow.
(5) Includes net distributions not reinvested of $6.8 billion.

Net Revenues	Year ended
(in millions)	12/31/2025	12/31/2024	% Change
Investment advisory fees
Equity	$3,923.7	$3,864.7	1.5%
Fixed income, including money market	433.0	410.7	5.4%
Multi-asset	1,910.6	1,814.1	5.3%
Alternatives	335.0	310.2	8.0%
Total investment advisory fees	$6,602.3	$6,399.7	3.2%

Average AUM (in billions):
Equity	$840.9	$804.3	4.6%
Fixed income, including money market	201.0	178.6	12.5%
Multi-asset	580.7	529.0	9.8%
Alternatives	54.7	50.0	9.4%
Average AUM	$1,677.3	$1,561.9	7.4%

Non-Operating Income (Loss)	Year ended
(in millions)	12/31/2025	12/31/2024
Net gains (losses) from non-consolidated investment products
Cash and discretionary investments
Dividend income	$143.5	$138.6
Market-related gains (losses) and equity in earnings (losses)	33.1	4.8
Total net gains (losses) from cash and discretionary investments	176.6	143.4
Seed capital investments
Dividend income	3.2	2.4
Market-related gains (losses) and equity in earnings (losses)	48.2	62.0
Net gains (losses) recognized upon deconsolidation	3.1	(0.4)
Investments used to hedge deferred compensation liabilities	142.4	96.4
Total net gains (losses) from non-consolidated investment products	373.5	303.8
Other investment income (loss)	91.4	59.4
Net gains (losses) on investments	464.9	363.2
Net gains (losses) on consolidated investment portfolios	219.9	130.3
Other gains (losses), including foreign currency gains (losses)	1.9	(7.2)
Non-operating income (loss)	$686.7	$486.3

Adjusted non-operating income (loss)(1)	$177.5	$148.7

(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

The following table summarizes the cash flows for the year ended 2025 that are attributable to T. Rowe Price, our consolidated investment products, and the related eliminations required.

	Year ended
	12/31/2025
(in millions)	Cash flow attributable to T. Rowe Price	Cash flow attributable to consolidated investment products	Elims	As reported
Cash flows from operating activities
Net income (loss)	$2,087.1	$210.1	$(88.9)	$2,208.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, amortization and impairments of property, equipment and software	405.8	—	—	405.8
Amortization and impairment of acquisition-related assets and retention agreements	199.7	—	—	199.7
Stock-based compensation expense	216.9	—	—	216.9
Net (gains) losses recognized on investments	(541.3)	—	88.9	(452.4)
Net (investments) redemptions in sponsored investment products used to economically hedge deferred compensation liabilities	(64.6)	—	72.6	8.0
Net change in trading securities held by consolidated investment products	—	(1,002.7)	—	(1,002.7)
Other changes	185.9	(4.7)	(11.4)	169.8
Net cash provided by (used in) operating activities	2,489.5	(797.3)	61.2	1,753.4
Net cash provided by (used in) investing activities	59.5	(63.1)	233.9	230.3
Net cash provided by (used in) financing activities	(1,820.6)	838.3	(295.1)	(1,277.4)
Effect of exchange rate changes on cash and cash equivalents of consolidated investment products	—	(1.9)	—	(1.9)
Net change in cash and cash equivalents during year	728.4	(24.0)	—	704.4
Cash and cash equivalents at beginning of year	2,649.8	63.1	—	2,712.9
Cash and cash equivalents at end of year	$3,378.2	$39.1	$—	$3,417.3

Unaudited Condensed Consolidated Balance Sheet Information	As of
(in millions)	12/31/2025	12/31/2024
Cash and cash equivalents	$3,378.2	$2,649.8
Accounts receivable and accrued revenue	931.2	877.4
Investments	3,325.2	3,000.5
Assets of consolidated investment products	1,951.0	2,044.0
Operating lease assets	382.9	226.8
Property, equipment and software, net	845.3	977.0
Goodwill and intangible assets	2,917.0	3,010.9
Other assets	611.0	685.6
Total assets	14,341.8	13,472.0
Deferred compensation liabilities	1,176.8	1,020.7
Total other liabilities, includes $21.3 million at December 31, 2025 and $62.1 million at December 31, 2024, from consolidated investment products	1,111.8	1,001.2
Non-controlling interests*	1,193.1	1,104.7
Stockholders' equity attributable to T. Rowe Price Group, Inc., 218.6 common shares outstanding at December 31, 2025 and 223.0 common shares outstanding at December 31, 2024	$10,860.1	$10,345.4
* This includes both redeemable and non-redeemable non-controlling interest in consolidated entities.

The following tables detail changes in our investments in affiliated private investment funds - carried interest and non-controlling interest in consolidated entities.

Investments in affiliated private investment funds - carried interest	Three months ended			Year ended
(in millions)	12/31/2025	12/31/2024	9/30/2025	12/31/2025	12/31/2024
Balance at beginning of period	$413.1	$499.7	$371.3	$426.9	$519.9
Capital allocation-based income:
Change in accrued carried interest	47.6	12.5	56.2	149.5	134.1
Acquisition-related amortization and impairments	(6.8)	(17.7)	(14.2)	(68.3)	(87.5)
Net distributions	(63.6)	(67.6)	(0.2)	(117.8)	(139.6)
Balance at end of period	$390.3	$426.9	$413.1	$390.3	$426.9

Non-controlling interests (NCI) in consolidated entities	Three months ended			Year ended
(in millions)	12/31/2025	12/31/2024	9/30/2025	12/31/2025	12/31/2024
Balance at beginning of period	$170.0	$203.4	$153.3	$160.7	$192.0
Capital allocation-based income compensation:
Change in accrued carried interest compensation	18.7	3.9	22.6	58.5	42.5
Acquisition-related amortization and impairments	(2.8)	(7.3)	(5.8)	(27.7)	(37.1)
Net contributions (distributions)	(28.8)	(39.3)	(0.1)	(34.4)	(36.7)
Balance at end of period	$157.1	$160.7	$170.0	$157.1	$160.7

Non-GAAP Information and Reconciliation

The firm believes the non-GAAP financial measures below provide relevant and meaningful information to investors about its core operating results. These measures have been established in order to increase transparency for the purpose of evaluating the firm's core business, for comparing current results with prior period results, and to enable more appropriate comparison with industry peers. However, non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP and may be calculated differently by other companies.

The following schedules reconcile U.S. GAAP financial measures to non-GAAP financial measures for the three months ended December 31, 2025 and 2024 and September 30, 2025.

	Three months ended 12/31/2025
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,463.1	$471.0	$142.1	$152.5	$445.3	$1.99
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	2.8	4.0	—	1.0	3.0	0.01
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	3.7	10.5	0.04
Intangible assets amortization and impairments(1)	(24.6)	24.6	—	6.6	18.0	0.08
Total acquisition-related	(36.0)	42.8	—	11.3	31.5	0.13
Deferred compensation liabilities(2) (Compensation and related costs)	(26.4)	26.4	(29.6)	(0.8)	(2.4)	(0.01)
Restructuring charge(3)	(148.8)	148.8	—	39.5	109.3	0.49
Consolidated investment products(4)	(2.1)	2.7	(36.8)	(5.0)	(13.8)	(0.06)
Other non-operating income(5)	—	—	(31.0)	(8.2)	(22.8)	(0.10)
Adjusted Basis	$1,249.8	$691.7	$44.7	$189.3	$547.1	$2.44

	Three months ended 12/31/2024
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,256.1	$568.4	$4.6	$156.3	$439.9	$1.92
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	7.3	10.4	—	2.4	8.0	0.04
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	3.3	10.9	0.04
Intangible assets amortization and impairments(1)	(31.4)	31.4	—	7.2	24.2	0.11
Total acquisition-related	(38.3)	56.0	—	12.9	43.1	0.19
Deferred compensation liabilities(2) (Compensation and related costs)	6.7	(6.7)	9.2	0.6	1.9	0.01
Consolidated investment products(4)	(1.9)	2.5	36.4	3.6	12.1	0.05
Other non-operating income(5)	—	—	(15.9)	(3.7)	(12.2)	(0.05)
Adjusted Basis	$1,222.6	$620.2	$34.3	$169.7	$484.8	$2.12

	Three months ended 9/30/2025
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,250.3	$643.2	$238.4	$195.1	$646.1	$2.87
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	5.8	8.4	—	1.2	7.2	0.03
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	2.1	12.1	0.05
Intangible assets amortization and impairments(1)	(26.8)	26.8	—	3.9	22.9	0.10
Total acquisition-related	(35.2)	49.4	—	7.2	42.2	0.18
Deferred compensation liabilities(2) (Compensation and related costs)	(50.8)	50.8	(53.0)	(0.3)	(1.9)	(0.01)
Restructuring charge(3)	(28.5)	28.5	—	4.2	24.3	0.11
Consolidated investment products(4)	(1.4)	2.2	(72.6)	(4.4)	(25.6)	(0.11)
Other non-operating income(5)	—	—	(62.6)	(9.2)	(53.4)	(0.23)
Adjusted Basis	$1,134.4	$774.1	$50.2	$192.6	$631.7	$2.81

The following schedules reconcile certain U.S. GAAP financial measures for the year ended December 31, 2025 and 2024.

	Year ended 12/31/2025
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$5,126.0	$2,188.8	$686.7	$667.2	$2,087.1	$9.24
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	27.7	40.6	—	8.7	31.9	0.14
Acquisition-related retention arrangements(1) (Compensation and related costs)	(56.7)	56.7	—	12.1	44.6	0.20
Intangible assets amortization and impairments(1)	(111.3)	111.3	—	23.7	87.6	0.39
Total acquisition-related	(140.3)	208.6	—	44.5	164.1	0.73
Deferred compensation liabilities(2) (Compensation and related costs)	(136.3)	136.3	(142.4)	(1.4)	(4.7)	(0.02)
Restructuring charge(3)	(177.3)	177.3	—	43.6	133.7	0.59
Consolidated investment products(4)	(5.6)	9.8	(219.9)	(21.0)	(67.9)	(0.30)
Other non-operating income(5)	—	—	(146.9)	(29.5)	(117.4)	(0.52)
Adjusted Basis	$4,666.5	$2,720.8	$177.5	$703.4	$2,194.9	$9.72

	Year ended 12/31/2024
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$4,760.3	$2,333.3	$486.3	$683.8	$2,100.1	$9.15
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	37.1	50.4	—	10.2	40.2	0.18
Acquisition-related retention arrangements(1) (Compensation and related costs)	(44.8)	44.8	—	10.4	34.4	0.15
Contingent consideration(1)	13.4	(13.4)	—	(1.8)	(11.6)	(0.05)
Intangible assets amortization and impairments(1)	(156.7)	156.7	—	32.2	124.5	0.54
Total acquisition-related	(151.0)	238.5	—	51.0	187.5	0.82
Deferred compensation liabilities(2) (Compensation and related costs)	(104.3)	104.3	(96.4)	1.7	6.2	0.03
Consolidated investment products(4)	(6.2)	9.8	(130.3)	(17.5)	(67.3)	(0.29)
Other non-operating income(5)	—	—	(110.9)	(23.9)	(87.0)	(0.38)
Adjusted Basis	$4,498.8	$2,685.9	$148.7	$695.1	$2,139.5	$9.33

(1)    These non-GAAP adjustments remove the impact of acquisition-related amortization of intangible assets, the recurring fair value remeasurements of the contingent consideration liability, if any, amortization of acquired investment and non-controlling interest basis differences and amortization of compensation-related arrangements. The firm believes adjusting for these charges helps the reader's ability to understand our core operating results and increases comparability period to period.

(2)    This non-GAAP adjustment eliminates the compensation expense impact from market valuation changes in deferred compensation liabilities, including the supplemental savings plan and, starting in Q4 2024, restricted fund units, and the related net gains (losses) on investments used as economic hedges against the related liabilities. The liabilities are adjusted based on the performance of hypothetical investments selected by participants. The firm uses investment products to economically hedge the market risk associated with the supplemental savings plan liability and the expected settlement value of unvested restricted fund units. The firm believes it is useful to offset the non-operating investment income (loss) of the hedges against the related compensation expense and remove the net impact to help the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(3)    This non‑GAAP adjustment removes accelerated depreciation and impairment charges related to certain owned real estate, as well as compensation expenses, primarily severance, resulting from actions taken as part of the firm’s broad, ongoing plan to reduce expense growth and realign resources to support existing and future capabilities.The firm believes this adjustment helps the reader’s ability to understand the firm's core operating results and increases comparability period to period.

(4)    This non-GAAP adjustment removes the impact of the consolidated investment products by adding back their operating expenses and subtracting their investment income. The operating expense adjustment represents their operating expenses net of related investment advisory and administrative fees. The adjustment to net income attributable to T. Rowe Price Group, Inc. represents the consolidated investment products' net income, net of redeemable non-controlling interests. The firm believes this adjustment helps the reader’s ability to understand our core operating results and increases comparability period to period.

(5)    This non-GAAP adjustment removes non-operating income (loss) earned on those investments that are not economic hedges for the deferred compensation liabilities and are not part of the cash and discretionary investment portfolio. The firm retain gains from cash and discretionary investments in our non-GAAP measures, as they are considered part of our core operations. The firm believes adjusting for the remaining non-operating income (loss) helps the reader’s ability to understand the firm's core operating results and increases comparability period to period. Additionally, the firm does not emphasize this portion of non-operating income (loss) when assessing the firm's performance.

(6)    The income tax impacts were calculated in order to achieve an overall year-to-date non-GAAP effective tax rate of 24.3% in 2025 and 24.5% in 2024. As such, the non-GAAP effective tax rate for the three months ended December 31, 2025 and 2024 was 25.7% and 25.9%, respectively.

(7)    This non-GAAP measure was calculated by applying the two-class method to adjusted net income attributable to T. Rowe Price Group, Inc. and dividing by the weighted-average common shares outstanding assuming dilution. The calculation of adjusted net income allocated to common stockholders is as follows:

	Three months ended			Year ended
	12/31/2025	12/31/2024	9/30/2025	12/31/2025	12/31/2024
Adjusted net income attributable to T. Rowe Price	$547.1	$484.8	$631.7	$2,194.9	$2,139.5
Less: adjusted net income allocated to outstanding restricted stock and stock unit holders	13.6	12.7	14.3	53.3	56.8
Adjusted net income allocated to common stockholders	$533.5	$472.1	$617.4	$2,141.6	$2,082.7